Exhibit 1.1
EXECUTION COPY
RTI International Metals, Inc.
3.000% Convertible Senior Notes due 2015
Underwriting Agreement
New York, New York
December 8, 2010
To the Representatives
  named in Schedule II
  hereto of the several
  Underwriters named in
  Schedule III hereto
Ladies and Gentlemen:
          RTI International Metals, Inc., a corporation organized under the laws of Ohio (the “Company”), proposes to sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule II hereto (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the additional principal amount of securities set forth in Schedule II hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be unconditionally guaranteed (each, a “Guarantee” and collectively, the “Guarantees”) by each of the Company’s subsidiaries listed in Schedule I hereto (the “Guarantors”). References in this Agreement to the Securities shall mean, where the context so requires, the Securities and the related Guarantees. The Securities are convertible, at the option of the Company, into shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company, cash or a combination thereof at the conversion rate set forth and as described in the Final Prospectus. The Securities are to be issued under an indenture (the “Base Indenture”) to be dated as of December 14, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, to be dated as of December 14, 2010, between the Company, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms

“amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.
     (a) The Company and the Guarantors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement (the file number of which is set forth in Schedule II hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) (i) The Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus or such final term sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
     (h) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for any restrictions pursuant to that certain First Amended and Restated Credit Agreement, dated September 8, 2008, by and among the Company, the Lenders (as defined therein), National City Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), PNC Bank, National Association, as documentation agent for the Lenders and Citibank, N.A. (the “Credit Agreement”), as amended by that certain First Amendment to the Credit Agreement, dated September 18, 2009 and as further amended by that certain Second Amendment to the Credit Agreement, dated January 19, 2010 and Third Amendment to the Credit Agreement to be effective upon the Closing Date (the “Amended Credit Agreement”), and documents executed in connection with the Amended Credit Agreement.
     (i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters to be contained in the Final Prospectus).
     (j) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor; each of the Base Indenture and the Supplemental

Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Guarantor (in the case of the Supplemental Indenture), the Indenture will constitute a legal, valid and binding agreement enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities and the Guarantees have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and the Guarantors, respectively, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute the legal, valid and binding obligations of the Company and each Guarantor, as the case may be, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity or good faith and fair dealing, regardless of whether in a proceeding at law or in equity); the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Disclosure Package and the Final Prospectus; and the issuance of such shares will not be subject to any pre-emptive or similar rights.
     (k) The Securities and the Guarantees conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.
     (l) None of the Company or any Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance of the Guarantees or the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
     (n) None of the execution and delivery of the Indenture, the issue and sale of the Securities, the issuance of the Guarantees, the issuance of the shares of Common Stock or other consideration upon conversion of the Securities, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of the

Indenture or this Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Prospectus Supplement Summary — Summary Consolidated Financial and Operating Data” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.
     (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (r) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (s) Neither the Company nor any subsidiary of the Company is in violation or default of (i) any provision of its certificate or articles of incorporation, as applicable, or code of regulations or bylaws, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (u) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Indenture or the issuance by the Company or sale by the Company of the Securities or with respect to the Guarantors, the Guarantees.
     (v) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), except pursuant to any restrictions existing under the Amended Credit Agreement.
     (z) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.
     (bb) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     (cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (dd) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or actual or partial liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, and except where the actual or partial liability would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (ee) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
     (gg) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of

Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (kk) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Business — Patents and Trademarks,” (a) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which could be reasonably expected to result in a Material Adverse Effect; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which could be reasonably expected to result in a Material Adverse Effect; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, which could be reasonably expected to result in a Material Adverse Effect; (f) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, which could be reasonably expected to result in a Material Adverse Effect; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
     (ll) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

     (mm) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical data, market-related data, and other data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and all such internal data (that is, information created internally by the Company rather than obtained from third parties) that relates to the Company that does not derive directly from financial statements included in the Registration Statement, the Disclosure Package and the Prospectus is accurate in all material respects.
     (nn) The 2009 compensation data included in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 2, 2010 with the Commission and incorporated by reference in Registration Statement, the Disclosure Package and the Prospectus is accurate in all material respects and complies in all material respects with the applicable requirements of the Act, including Item 402 of Regulation S-K, and the Exchange Act.
     Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and the related Guarantees shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule III hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in Schedule II hereto at the same purchase price as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate principal amount of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The aggregate principal amount of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to ensure that the Option Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.
          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date)

shall be made on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company and the Guarantors jointly and severally agree with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the related Guarantees and the offering thereof, in the form approved by you and attached as Schedule V hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the

Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, photocopies of the manually signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities and the related Guarantees for sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or subject itself to taxation, in any jurisdiction where it is not now so subject.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities and the related Guarantees that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(b) hereof, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Company will not, and will not permit the Guarantors to, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule II hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.
     (l) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate in respect of the Securities.
     (m) The Company and the Guarantors jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the related Guarantees; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the related Guarantees, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee; and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and each Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Buchanan Ingersoll & Rooney PC, counsel for the Company and the Guarantors, to have furnished to the Representatives their opinion and negative assurance statement, each dated the Closing Date and addressed to the Representatives substantially in the form set forth in Exhibits B-1 and B-2, respectively.
     (c) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Vice Chairman and Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any

supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company and each Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (e) Each Guarantor shall have furnished to the Representatives a certificate of such Guarantor, signed by the Vice Chairman and Chief Executive Officer or the President and the principal financial or accounting officer of such Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that the representations and warranties of such Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month, six-month and nine-month periods ended March 31, 2010, June 30, 2010, and September 30, 2010 and as at September 30, 2010, in accordance with Statement on Auditing Standards No. 100, and substantially in the form set forth in Exhibit C.

     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities and the related Guarantees as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company and each Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (j) The shares of Common Stock issuable upon conversion of the Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed on Schedule VI hereto addressed to the Representatives.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities and the related Guarantees provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantors jointly and severally will reimburse the Underwriters severally through FBR or Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and the related Guarantees.
          8. Indemnification and Contribution. (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities and the related Guarantees, the Final Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and jointly and severally agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities and the Guarantees; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company or any Guarantor who shall have signed the Registration Statement and each director of the Company or any Guarantor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities and the related Guarantees as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, any Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities and the related Guarantees. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to FBR Capital Markets & Co. General Counsel (fax no.: 703-312-1820 and confirmed to the General Counsel, FBR Capital Markets & Co., at 1001 Nineteenth St. North, Arlington, VA 22209, Attention: General Counsel and Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388

Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to (412) 893-0027 and confirmed to it at RTI International Metals, Inc., Westpointe Corporate Center One, 5th Floor, 1550 Coraopolis Heights Road, Pittsburgh, PA, 15108-2973 attention of the Legal Department.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company and each Guarantor hereby acknowledges that (a) the purchase and sale of the Securities and the related Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any Guarantor and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or such Guarantor on related or other matters). The Company and each Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or such Guarantor, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each Guarantor and the several Underwriters.

Very truly yours,

RTI International Metals Inc.

By:	/s/ William F. Strome Name: WILLIAM F. STROME
Title: SENIOR VICE PRESIDENT

RMI Titanium Company

By:	/s/ William F. Strome Name: WILLIAM F. STROME
Title: TREASURER

Extrusion Technology Corporation of America

By:	/s/ William F. Strome Name: WILLIAM F. STROME
Title: TREASURER

RTI Finance Corp.

By:	/s/ William F. Strome Name: WILLIAM F. STROME
Title: TREASURER

RTI Martinsville

By:	/s/ William F. Strome Name: WILLIAM F. STROME
Title: TREASURER

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule II hereto.
FBR Capital Markets & Co.
Citigroup Global Markets Inc.

By: FBR Capital Markets & Co.

By:	/s/ Paul S. Rosica Name: PAUL S. ROSICA
Title: Senior Managing Director

By: Citigroup Global Markets Inc.

By:	/s/ Suvir Thadani Name: SUVIR THADANI
Title: Managing Director
For themselves and the other
several Underwriters named in
Schedule III to the foregoing Agreement.

SCHEDULE I
Guarantors
1. RMI Titanium Company
2. Extrusion Technology Corporation of America
3. RTI Finance Corp.
4. RTI Martinsville, Inc.

SCHEDULE II
Underwriting Agreement dated December 8, 2010
Registration Statement No. 333-171034
Representatives: FBR Capital Markets & Co. and Citigroup Global Markets Inc.
Title, Purchase Price and Description of Securities:
Title: 3.000% Convertible Senior Notes due 2015
Principal Amount of Underwritten Securities to be sold by the Company: $200,000,000
Principal Amount of Option Securities to be sold by the Company: $30,000,000
Price per $1,000 principal amount of Securities to Public: 100%, plus accrued interest, if any, from December 14, 2011
Price per $1,000 principal amount of Securities to the Underwriters: 97%, plus accrued interest, if any, from December 14, 2011
Closing Date, Time and Location: December 14, 2010 at 10:00 a.m. at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.
Type of Offering: Non-Delayed
Date referred to in Section 5(i) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): 90th day after the date of the Prospectus.
Guarantors: Initially, RMI Titanium Company; Extrusion Technology Corporation of America; RTI Finance Corp.; and RTI Martinsville, Inc.

2

SCHEDULE III

Principal Amount of
Underwritten Securities to
Underwriters	be Purchased
FBR Capital Markets & Co.	$94,570,000
Citigroup Global Markets Inc.	$94,570,000
PNC Capital Markets LLC	$4,960,000
Keybanc Capital Markets	$3,240,000
Comerica Securities	$2,660,000

Total	$200,000,000

SCHEDULE IV
Schedule of Free Writing Prospectuses included in the Disclosure Package
1. Final term sheet, dated December 8, 2010.

SCHEDULE V
Final Term Sheet
[Attached behind this page]

Pricing Term Sheet	Filed Pursuant to Rule 433
Dated December 8, 2010	Registration Statement No. 333-171034
Supplementing the Preliminary
Prospectus dated December 8, 2010
RTI International Metals, Inc.
3.000% Convertible Senior Note due 2015
The information in this pricing term sheet relates only to RTI International Metals, Inc.’s offering (the “Offering”) of its 3.000% Convertible Senior Notes due 2015 and should be read together with (i) the preliminary prospectus supplement dated December 8, 2010 relating to the Offering, including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933 and (ii) the related base prospectus contained in Registration Statement No. 333-171034.

Issuer:	RTI International Metals, Inc., an Ohio corporation (“RTI”).

Ticker / Exchange for Common Stock:	RTI / The New York Stock Exchange (“NYSE”).

Title of Securities:	3.000% Convertible Senior Notes due 2015 (the “Notes”).

Trade Date:	December 9, 2010.

Settlement Date:	December 14, 2010.

Aggregate Principal Amount Offered:	$200,000,000 aggregate principal amount of the Notes (or a total of $230,000,000 aggregate principal amount of the Notes if the underwriters’ over-allotment option to purchase up to $30,000,000 of additional Notes is exercised in full).

Maturity Date:	December 1, 2015, unless earlier repurchased or converted.

Interest Rate:	3.000% per annum, accruing from the Settlement Date.

Interest Payment Dates:	June 1 and December 1 of each year, beginning on June 1, 2011.

Public Offering Price:	100% per Note / $200,000,000 total (or $230,000,000 total if the underwriters’ over-allotment option to purchase up to $30,000,000 principal amount of additional Notes is exercised in full).

NYSE Last Reported Sale Price on December 8, 2010:	$27.10 per share of the Issuer’s common stock.

Conversion Premium:	32.5% above the NYSE Last Reported Sale Price on December 8, 2010.

Initial Conversion Price:	$35.91 per share of the Issuer’s common stock.

Initial Conversion Rate:	27.8474 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:	The Issuer estimates that the net proceeds from the sale of the Notes will be approximately $193.4 million after deducting the estimated underwriting discount and offering expenses payable by the Issuer. If the underwriters exercise in full their option to purchase up to an additional

$30.00 million principal amount of Notes, the Issuer estimates the net proceeds will be approximately $222.5 million. The Issuer intends to use the net proceeds of the Offering for working capital and general corporate purposes, including capital expenditures, as well as potential future acquisitions.

Commissions and Discounts:	Notes sold by the underwriters to the public will initially be offered at the Public Offering Price. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the Public Offering Price of up to 3.00% of the principal amount of the Notes.

The following table shows the per Note and total underwriting discount to be paid to the underwriters by the Issuer. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional $30.00 million in aggregate principal amount of Notes:

Paid by the Issuer	No Exercise	Full Exercise
Per Note	$30.00	$30.00
Total	$6,000,000	$6,900,000

CUSIP:	74973WAA5

Joint Book-Running Managers:	FBR Capital Markets & Co. and Citigroup Global Markets Inc.

Co-Managers:	Comerica Securities, KeyBanc Capital Markets, PNC Capital Markets LLC

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares of the Issuer’s common stock by which the conversion rate will be increased for conversions in connection with a make-whole fundamental change per $1,000 principal amount of Notes based on the stock price and effective date in such make-whole fundamental change:

	Stock Price
Effective Date	$27.10	$30.00	$32.50	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
December 14, 2010	9.0510	7.5440	6.5199	5.6850	4.4282	2.8847	2.0107	1.4692	1.1107	0.8596	0.6777
December 1, 2011	9.0510	7.7207	6.5999	5.6935	4.3407	2.7287	1.8490	1.3221	0.9819	0.7507	0.5857
December 1, 2012	9.0510	7.7473	6.5168	5.5335	4.0907	2.4327	1.5790	1.0935	0.7944	0.5973	0.4607
December 1, 2013	9.0510	7.4973	6.1414	5.0735	3.5582	1.9207	1.1590	0.7635	0.5394	0.3996	0.3067
December 1, 2014	9.0510	6.7340	5.2091	4.0507	2.5032	1.0707	0.5540	0.3435	0.2419	0.1840	0.1457
December 1, 2015	9.0510	5.4840	2.9218	0.7240	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth in the table above, in which case:
•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is more than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $27.10 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the total number of shares of the Issuer’s common stock issuable upon conversion exceed 36.9004 per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the preliminary prospectus dated December 8, 2010 relating to the Offering.

RTI has filed a registration statement (including a preliminary prospectus supplement dated December 8, 2010 and an accompanying prospectus dated December 8, 2010) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents RTI has filed with the SEC for more complete information about RTI and the Offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, telephone (800) 846-5050, or by e-mail at prospectuses@fbr.com; or Citi Attn: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by telephone at (877) 858-5407.

SCHEDULE VI
Individuals Subject to a Lock-Up Agreement
Daniel I. Booker
Ronald L. Gallatin
Charles C. Gedeon
Stephen R. Giangiordano
Robert M. Hernandez
Dawne S. Hickton
Edith E. Holiday
William T. Hull
James L. McCarley
Bryan T. Moss
William F. Strome
Chad Whalen
James A. Williams

[Form of Lock-Up Agreement]	EXHIBIT A
[Letterhead of officer, director or major stockholder
of RTI International Metals, Inc.]
RTI International Metals, Inc.
Public Offering of Convertible Senior Notes due 2015
December [•], 2010
FBR Capital Markets & Co.
Citigroup Global Markets Inc.
As Representatives of the several Underwriters,
c/o FBR Capital Markets & Co.
1001 Nineteenth St. North
Arlington, VA 22209
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among RTI International Metals, Inc., an Ohio corporation (the “Company”), the subsidiary guarantors party thereto and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Convertible Senior Notes due 2015 (the “Securities”), of the Company. The Securities are convertible into shares of Common Stock, par value $.01 per share (the “Common Stock”) of the Company or, at the election of the Company, cash or a combination of cash and shares of Common Stock.
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of both FBR Capital Markets & Co. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than: (A) sales of shares of Common Stock (or stock equivalents) by the undersigned to the Company, including, without limitation, the exercise of outstanding stock options effected by means of net share settlement or by the delivery to the Company of shares of Common Stock held by the undersigned or withheld from the undersigned by the Company for the payment of withholding taxes or as payment of the

1

exercise price of stock options, (B) cashless exercise of Company stock options effectuated through brokers by sales of shares of Common Stock of the undersigned in order to pay to the Company the exercise price of Company stock options then being exercised and for withholding taxes, and (C) transfers of shares of Common Stock as a bona fide gift or gifts; provided that in the case of any transfer or distribution pursuant to clause (C), each donee shall execute and deliver to Citigroup Global Markets Inc. and FBR Capital Markets & Co. a lock-up letter in the form of this paragraph; provided, further, that in the case of any transfer pursuant to clause (C), no filing by any party (donor or donee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or major stockholder]
[Name and address of officer, director or major stockholder]

2

[Form of Buchanan Ingersoll & Rooney PC Opinion]	EXHIBIT B-1
[Attached behind this page]

December __, 2010
FBR Capital Markets & Co.
Citigroup Global Markets Inc.
As Representatives of the
     several Underwriters listed
     in Schedule III to the Underwriting
     Agreement referred to below
c/o
FBR Capital Markets & Co.
1001 Nineteenth St. North
Arlington, Virginia 22209
     Re: RTI International Metals, Inc. [     ]% Convertible Senior Notes due 2015
Ladies and Gentlemen:
          We have acted as special counsel to RTI International Metals, Inc., an Ohio corporation (the “Company”), and RMI Titanium Company, an Ohio corporation (“RMI”), Extrusion Technology Corporation of America, an Ohio corporation (“Extrusion”), RTI Finance Corp., an Ohio corporation (“Finance”), and RTI Martinsville, Inc., an Ohio corporation (“Martinsville” and together with RMI, Extrusion and Finance, the “Guarantors”) in connection with the Underwriting Agreement, dated December     , 2010 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), the Company and the Guarantors, relating to the sale by the Company to the Underwriters of $200,000,000 principal amount of     % Convertible Senior Notes due 2015 (the “Underwritten Securities”), plus up to an additional $30,000,000 principal amount of     % Convertible Senior Notes due 2015 to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”), and the guarantee of the Company’s obligations with respect to the Securities by the Guarantors (the “Guarantees”). The Securities and the Guarantees are being issued pursuant to the indenture dated as of December     , 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, dated as of December     , 2010 between the Company, the Guarantors and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Each capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Underwriting Agreement.

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

          This opinion is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement.
          In rendering the opinions set forth herein, we have examined and relied on, among other things, originals or copies of the following:
•   the registration statement on Form S-3 (File No. 333-___________) of the Company relating to the Securities, the Guarantees, and other securities filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December  , 2010, allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement as amended being hereinafter referred to as the “Registration Statement”);
•   the prospectus, dated December  , 2010, which forms a part of and is included in the Registration Statement (the “Base Prospectus”);
•   the preliminary prospectus supplement, dated December  , 2010 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations,
•   the information defined in the Underwriting Agreement as the “Disclosure Package”;
•   the prospectus supplement, dated December  , 2010 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
•   an executed copy of the Underwriting Agreement;
•   the Base Indenture and Supplemental Indenture;
•   the certificates of Chad Whalen, Vice President, Secretary and General Counsel of the Company and Vice President and Secretary of each Guarantor, dated the date hereof, copies of which is attached as Exhibit A hereto (the “Officer’s Certificates”);
•   the certificate, dated the date hereof, delivered to the Underwriters pursuant to Section 6(d) of the Underwriting Agreement;

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

•   copies of each of the Applicable Contracts (as defined below);
•   certificates of public officials regarding the incorporation, formation, qualification, good standing or subsistence of the Company, the Guarantors and the Company’s subsidiaries listed on Schedules I and II hereto; and
•   Bring-down certificates, dated December  , 2010 from the Secretary of State of the State of Ohio as to the good standing of each of the Guarantors.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors, and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.
          With respect to documents reviewed by us, we have relied, to the extent we deemed appropriate, without verification, on the accuracy of material factual matters contained therein, including the representations and warranties of the parties thereto (but not on any legal conclusions contained therein).
          As used herein, (i) “Applicable Contracts” means those agreements or instruments identified in Schedule III hereto, which the Company has represented to us lists all material agreements and instruments to the which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) “Applicable Laws” means those statutes, laws, rules and regulations of the State of Ohio, the State of New York and those federal statutes, laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than state securities or blue sky laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. as to which we express no opinion), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Ohio, the State of New York or any federal executive, legislative, judicial, administrative or regulatory body having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified in the Officer’s Certificates to be applicable to the Company or any of its subsidiaries, including, but not limited to, the 2005 Settlement with the U.S. Department of Energy.
          In the phrase “to our knowledge,” or “known to us,” or any variation thereof, our knowledge is limited to the actual knowledge of the lawyers currently with the firm who have participated in our representation of the Company in connection with the offering of the Securities and the transactions contemplated thereby, gained through the performance of such representation and after consultation with any other appropriate lawyers in the firm and review of such documents in our possession as such lawyers considered appropriate. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search, or investigation of any public files or records or dockets) to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us. This opinion deals only with the specific legal issues that it explicitly addresses and no opinions shall be implied as to matters not so addressed.
     We have assumed, with your permission, the due authorization of the Underwriting Agreement, Indentures and Securities by all parties thereto other than the Company and the Guarantors, as the case may be, the due execution and delivery of the Underwriting Agreement, Indentures and Securities by all parties thereto other than the Company or the Guarantors, as the case may be (collectively, the “Counter-Parties”), and that the Underwriting Agreement, Indentures and Securities (after giving effect to the due execution and delivery by the Company and the Guarantors, as the case may be) constitute legal, valid and binding obligations of the Counter-Parties thereto, enforceable against them in accordance with their terms.
     We express no opinion with respect to the validity, binding effect or enforceability of, or that a party will be entitled to the benefit of:
     (a) provisions of the Underwriting Agreement, Indentures, Guarantees, and Securities (the “Enforceability Documents”) (i) which waive any rights afforded to any party thereto under any statute or constitutional provision, (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy, (iii) that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies, or (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach of such agreements.
     (b) any provision of the Enforceability Documents that purports to (i) preclude the modification or amendment of such agreements through oral modification, waiver, estoppel, conduct, custom, or course of performance, action or dealing or (ii) waive or limit a party’s liability for negligent acts or omissions. In addition, our opinions are subject to the effect of

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts, such as the Enforceability Documents;
     (c) any provisions of the Enforceability Documents relating to conflicts of law, venue, choice of forum, choice of law (we have assumed that the choice of New York law to govern the Enforceability Documents and the rights and obligations of the parties thereunder are enforceable), or the waiver of the right to a trial by jury;
     (d) any provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty;
     (e) the provisions of the Indentures waiving rights or defenses;
     (f) any grant of set-off rights;
     (g) any provision which purports to shift the burden of proof or modify rules of evidence;
     (h) the remedial, waiver and other provisions of the Enforceability Documents that may be further subject to the exercise of judicial discretion;
     (i) any provision contained in Enforceability Documents providing for rights of indemnity or contribution to a party for its own action or inaction to the extent such action or inaction is wrongful, willful, reckless, grossly negligent or unlawful, or where such indemnification or contribution is contrary to applicable law or public policy; and
     (j) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property.
     Additionally, opinions relating to the enforceability of the Guarantees of the Securities are qualified to the extent that the obligations of the Guarantors thereunder may be subject to a variety of suretyship defenses which generally may be raised by guarantors or sureties.
     We express no opinion on the effect of any documents that we have not reviewed and have deemed not to be necessary or appropriate for purposes of this opinion on the Enforceability Documents or any of the opinions set forth herein or the severability, if invalid, of any of provisions of the Enforceability Documents.
     Our opinions as to enforceability are subject to:
     (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or for the relief of debtors generally;

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

     (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law or in a bankruptcy proceeding (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;
     (c) judicial decisions which indicate that public policy may render unenforceable provisions respecting payment of costs and expenses of enforcement, including, without limitation, attorneys’ fees.
     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
     (a) the opinions expressed herein are limited to matters governed by the laws of the State of Ohio, the State of New York and the Federal laws of the United States of America which are, in our experience, generally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture (other than state securities or blue sky laws and the rules and regulations of the Financial Industry Regulatory Authority, as to which we express no opinion);
     (b) we note that certain of the Applicable Contracts are governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding;
     (c) for purposes of our opinion in paragraph 2 below relating to due incorporation, valid existence and qualification to do business and good standing, we have relied exclusively on the certificates of public officials previously identified and such opinion is not intended to provide any conclusion or assurance beyond that conveyed in those certificates or written correspondences, as the case may be;
     (d) we express no opinion as to the ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county or other political subdivision of any state (as opposed to the laws of the state itself); and
     (e) we assume that the execution, delivery and performance by each of the Company and each Guarantor of any of its obligations under the Underwriting Agreement, Indenture or Securities, as the case may be, does not and will not conflict with, contravene, violate or constitute a default under (A) any lease, indenture, instrument or other agreement to which the Company or any Guarantor is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 14 below), (B) any rule, law or regulation to which the Company or any Guarantor is subject (other than the Applicable Laws as to which we express our opinion in paragraph 14 below, or (C) any judicial or administrative order or decree of any governmental authority, agency or instrumentality or court applicable to the Company or to any Guarantor (other than the Applicable Orders as to which we express our opinion in paragraph 14 below).

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

     (f) our opinion with respect to the statements set forth in the Disclosure Package and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” in paragraph 16 below is based on our best judgment regarding the application of the provisions of the Internal Revenue Code of 1986, as amended, of the regulations promulgated thereunder and of published rulings and procedures and judicial decisions Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service would not successfully assert a contrary position as to any matter addressed by our opinion in paragraph 16 below;
     (g) our opinion in paragraph 14 below is limited to any consent, approval, authorization, filing with or order of Governmental Authorities required to be made or obtained by the Company or any Guarantor pursuant to Applicable Laws, other than any consent, approval, authorization, filing, or order that may have become applicable as a result of the involvement of any party (other than the Company or any Guarantor) in the transactions contemplated by the Underwriting Agreement or because of such party’s legal or regulatory status or because of any other facts specifically pertaining to such party;
          Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
          1. The Registration Statement has become effective under the Securities Act; any required filing of the Base Prospectus, the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and we have been orally advised by the Commission that no order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission. The Registration Statement, when it became effective, the Preliminary Prospectus, as of 4:30 p.m. New York City Time on December  , 2010, and the Prospectus Supplement, as of December  , 2010 and the Indenture as of December  , 2010 and as of the date hereof, appeared on their face to have been appropriately responsive in all material respects to the requirements for such documents of (i) the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) the Trust Indenture Act and the rules thereunder, except that we express no opinion as to the financial statements, schedules, and other financial and statistical data and information contained therein or excluded therefrom.
          2. The Company and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, with the corporate power and authority to own or lease its respective properties and conduct its respective business as described in the Disclosure Package and the Prospectus. The Company is qualified as a foreign corporation to transact business and is in good standing (or equivalent status) in the states listed in Schedule I attached hereto. Each of the subsidiaries of the Company listed on Schedule II attached hereto (which the Company has represented to us lists each actively operating domestic subsidiary) is a corporation validly existing and in good standing (or equivalent status) under the laws of the jurisdiction of incorporation noted for each on Schedule II.

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

          3. All outstanding shares of capital stock or equivalent member interests or units of the subsidiaries listed on Schedule II hereto are held of record by the Company or one or more direct or indirect wholly owned subsidiaries of the Company.
          4. The Company’s authorized capital stock is as set forth in the Disclosure Package and the Prospectus under the heading “Description of RTI Capital Stock.” The statements set forth in the Prospectus under the caption “Description of RTI Capital Stock” and the information in the Registration Statement under Item 15, in each case to the extent that such information purports to constitute summaries of the terms of the authorized capital stock of the Company, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) or the Company’s Amended Code of Regulations (the “Code of Regulations”) or certain provisions of the laws of the State of Ohio, are accurate and fair in all material respects.
          5. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, when the Base Indenture and Supplemental Indenture are executed and delivered by the Company, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Supplemental Indenture has been duly authorized by the Guarantors and, when the Supplemental Indenture is executed and delivered by the Guarantors, each of the Supplemental Indenture and the Base Indenture (with respect to the rights and obligations of “Subsidiary Guarantors” (as defined in the Base Indenture) thereunder) will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms.
          6. The Securities being issued on the date hereof have been duly authorized by the Company and, when executed and delivered by the Company, executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.
          7. The Guarantees have been duly authorized by each Guarantor and when the Guarantees have been executed and delivered by the Guarantors, the Securities have been authenticated in the manner provided for in the Indenture, and the Securities have been delivered to any paid for by the Underwriters, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and will be entitled to the benefits of the Supplemental Indenture.
          8. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company and, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Disclosure Package and the Final Prospectus. To our knowledge, the issuance of such shares of Common Stock upon conversion of the Securities will not be subject to any statutory or, to our knowledge, other currently existing pre-emptive rights of any securityholders of the Company.

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

          9. The Securities and the Guarantees conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.
          10. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus.
          11. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
          12. Each of the Company and each Guarantor is not, and solely after giving effect to the offering and sale of the Securities being issued on the date hereof and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.
          13. No consent, approval, authorization, filing with or order of Governmental Authorities is required for the execution, delivery and performance by the Company or any of the Guarantors of the Underwriting Agreement, the Indenture, the Securities or the Guarantees, the compliance by the Company or any of the Guarantors with the terms thereof, the issuance and sale of the Underwritten Securities and any Option Securities being issued on the date hereof and the consummation of the transactions contemplated by the Underwriting Agreement, the Indenture, the Securities or the Guarantees, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made prior to the date hereof or as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion.
          14. None of the execution and delivery of the Indenture, the Securities or the Guarantees, the issuance of the shares of Common Stock or other consideration upon conversion of the Securities nor the Company’s or any Guarantor’s compliance with the terms of the Indenture or the Underwriting Agreement will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Articles of Incorporation or Code of Regulations of the Company or the articles of incorporation or equivalent document, as applicable, or code of regulations or equivalent document, as applicable, of any of its subsidiaries, (ii) the terms of any of the Applicable Contracts, or (iii) any applicable United States or State of Ohio statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or imposition of any lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December     , 2010

          15. To our knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
          16. The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of law or legal conclusions referred to therein, are accurate in all material respects.
          The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law which may hereafter occur.
          This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your or the Underwriters’ rights in respect of this opinion (other than an Underwriters’ successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Schedule I
States

No.	Jurisdiction	Date of Good Standing
1	Ohio
2	California
3	Pennsylvania
4	Texas

Schedule II
Domestic Subsidiaries

No.	Company	Jurisdiction	Date of Good Standing
1	RTI Finance Corp.	Ohio
2	RTI Martinsville, Inc.	Ohio
3	RMI Titanium Company	Ohio
4	Nati Gas Company	Ohio
5	RMI Delaware, Inc.	Delaware
6	Tradco, Inc.	Missouri
7	RTI Hamilton, Inc.	Ohio
8	RTI Fabrication and Distribution, Inc.	Ohio
9	RTI Energy Systems, Inc.	Ohio
10	RTI Hermitage, Inc.	Ohio
11	RTI St. Louis, Inc.	Missouri
12	New Century Metals, Inc.	Ohio
13	Bow Steel Corporation	Delaware
14	Extrusion Technology Corporation of America	Ohio
15	New Century Metals Southeast, Inc.	Delaware
16	Pierce- Spafford Metals Company, Inc.	California
17	RTI Capital, LLC	Delaware

Schedule III
Applicable Contracts
1.	Amended and Restated Credit Agreement dated September 8, 2008

2.	Offer of loan by and among RTI Claro, Inc., as borrower and Investments Quebec, dated August 3, 2006

3.	Credit Agreement between RTI Claro, Inc., as borrower, RTI International Metals Inc., as guarantor, and National City Bank, Canada Branch, as lender, dated as of December 27, 2006

4.	Credit Amending Agreement dated September 27, 2007, related to the Credit Agreement between RTI Claro, Inc., as borrower, RTI International Metals, Inc., as guarantor, and National City Bank, Canada Branch, as lender.

5.	Second Credit Amending Agreement dated September 8, 2008, related to the Credit Agreement between RTI Claro, Inc., as borrower, RTI International Metals, Inc., as guarantor, and National City Bank, Canada Branch, as lender

6.	RTI International Metals, Inc. Supplemental Pension Program effective August 1, 1987, as amended and restated October 26, 2007

7.	RTI International Metals, Inc. Excess Benefits Plan effective July 18, 1991, and restated October 26, 2007

8.	RTI International Metals, Inc., 1995 Stock Plan

9.	Amended and restated employment agreement, dated December 31, 2008, between the Company and Dawne S. Hickton

10.	Amended and restated employment agreement, dated December 31, 2008, between the Company and William T. Hull

11.	Amended and restated employment agreement, dated December 31, 2008, between the Company and Stephen R. Giangiordano

12.	Amended and restated employment agreement, dated December 31, 2008, between the Company and Chad Whalen

13.	Amended and Restated Executive Non-Change in Control Severance Policy, as amended December 31, 2008

14.	Amended and Restated Executive Change in Control Severance Policy, as amended December 31, 2008

15.	RTI International Metals, Inc. 2004 Stock Plan effective January 28, 2005, as amended January 26, 2007

16.	Form of Non-Qualified Stock Option Grant under the RTI International Metals, Inc. 2004 Stock Plan

17.	Form of Restricted Stock Grant under the RTI International Metals, Inc. 2004 Stock Plan

18.	Form of Performance Share Award under the RTI International Metals, Inc. 2004 Stock Plan

19.	RTI International Metals, Inc. Board of Directors Compensation Program, as amended July 27, 2007

20.	Form of indemnification agreement

21.	Pay philosophy and guiding principles covering officer compensation

22.	2005 Settlement with the U.S. Department of Energy

23.	Titanium Sponge Supply Agreement, dated January 1, 2007, between the Company and Sumitomo Titanium Corporation and its affiliates

24.	Amendment to Long-Term Supply Agreement, dated May 30, 2007, between the Company and Lockheed Martin Corporation and its affiliates

25.	Supplemental Long-Term Supply Agreement, dated September 17, 2007, between the Company and EADS Deutschland GmbH as Lead Buyer for the European Aeronautic Defense Space group of companies

26.	Amended and restated employment agreement, dated December 31, 2008, between the Company and William F. Strome

27.	RTI International Metals, Inc. 2002 Non-Employee Director Stock Option Plan

28.	Master Supply Agreement, dated March 25, 2008, between RTI Hamilton, Inc., and Tronox LLC

29.	RTI International Metals, Inc. Employee Stock Purchase Plan

30.	First Amendment to the Amended and Restated Credit Agreement dated September 18, 2009

31.	Second Amendment to the Amended and Restated Credit Agreement dated January 19, 2010

32.	Assumption Agreement dated March 1, 2010, by and between PNC Bank, National Association, and Wells Fargo Bank, National Association

33.	Employment Agreement dated May 17, 2010 between the Company and James L. McCarley

34.	Amended and Restated Procurement Frame Contract Between EADS Deutschland GmbH and RTI International Metals, Inc. dated July 20, 2010

35.	Third Amendment to the Amended and Restated Credit Agreement dated December ,2010

Exhibit A
Officer’s Certificates

[Form of Buchanan Ingersoll & Rooney PC 10b-5 Letter]	EXHIBIT B-2
[Attached behind this page]

December [ ], 2010
FBR Capital Markets & Co.
Citigroup Global Markets Inc.
As Representatives of the
several Underwriters listed
in Schedule III to the Underwriting
Agreement referred to below
c/o
FBR Capital Markets & Co.
1001 Nineteenth St. North
Arlington, Virginia 22209

Re:	RTI International Metals, Inc. $200,000,000 aggregate principal amount of % Convertible Senior Notes due 2015
Ladies and Gentlemen:
          We have acted as special counsel to RTI International Metals, Inc., an Ohio corporation (the “Company”), in connection with the Underwriting Agreement, dated December 8, 2009 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $200,000,000 aggregate principal amount of % Convertible Senior Notes due 2015 (plus up to an additional $30,000,000 aggregate principal amount to cover over-allotments, if any) (the “Notes”), the guarantee of the Company’s obligations with respect to the Notes (the “Guarantee”) by four domestic subsidiaries of the Company (the “Guarantors”) and the issuance of shares of Company Common Stock, par value $.01 per share, upon conversion of the Notes (the “Common Stock” and collectively with the Notes, the “Securities”). This letter is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement.
          The registration statement on Form S-3ASR (File No. 333-_______) of the Company relating to the Securities and other securities filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 8, 2010, allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), is herein collectively referred to as the “Registration Statement.” The prospectus, dated December 8, 2010, which forms a part of and is included in the Registration Statement, is herein referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated December 8, 2010, together with the Base Prospectus, relating to the offering of the Securities is herein referred to as the “Preliminary Prospectus.” The prospectus supplement, dated December 8, 2010, together with the Base Prospectus, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is herein referred to as the

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December [ ], 2010

“Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be. Each capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Underwriting Agreement.
          The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith with respect to the information regarding the Company’s capital stock set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of RTI Capital Stock” and expressly set forth in numbered paragraph 16 of our opinion letter to you of even date herewith with respect to the information set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to describe provisions of law or legal conclusions referred to therein), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Company, we participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and with representatives of the Underwriters and counsel for the Underwriters during which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters. Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, on the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Prospectus as of its date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Disclosure Package at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no advice or belief as to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, or excluded therefrom. When we state that no facts came to our attention, this is limited to the actual knowledge of the lawyers of the firm who have participated in our representation of the Company in connection with the offering of the Securities and the transactions contemplated

FBR Capital Markets & Co.
Citigroup Global Markets Inc.
December [ ], 2010

thereby, gained through the performance of such representation and after consultation with any other appropriate lawyers, including all lawyers of the firm who have worked on any matters on behalf of the Company.
          This letter and the statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention.
          This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than an Underwriters’ successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

EXHIBIT C
[Form of PwC Comfort Letter]
[Attached behind this page]

DRAFT LANGUAGE
December 7, 2010
RTI International Metals, Inc.
and
Citigroup Global Markets, Inc. and FBR Capital Markets & Co.
as representatives of the several underwriters
Ladies and Gentlemen:
We have audited:
1.	the consolidated financial statements of RTI International Metals, Inc. (the “Company”) and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), and

2.	the related financial statement schedule included in the Form 10-K, and

3.	the effectiveness of the Company’s Internal control over financial reporting as of December 31, 2009.
The consolidated financial statements and financial statement schedule referred to above are all incorporated by reference in the registration statement (No. 333-XXXX) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement and the preliminary prospectus supplement dated December 7, 2010 is herein referred to as the “Registration Statement.”
In connection with the Registration Statement:
1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2009; although we have conducted an audit for the year ended December 31, 2009, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2009 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of operations, of cash flows and of shareholders’ equity included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, respectively, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2009. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2009. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2009.

4.	For purposes of this letter, we have read the minutes of the 2010 meetings of the stockholders, the Disclosure Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Board of Directors of the Company and its subsidiaries as set forth in the minute books at December 3, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to December 3, 2010 as follows:
a.	With respect to the three-month periods ended March 31, 2010 and 2009, the three- and six- month periods ended June 30, 2010 and 2009, and the three- and nine- month periods ended September 30, 2010 and 2009, we have:
(i)	performed the procedures (completed on May 5,2010, August 4, 2010, and November 3, 2010, respectively) specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited consolidated financial statements as of and for the three-month periods ended March 31, 2010 and 2009, the three- and six-month periods ended June 30, 2010 and 2009, and the three- and nine-month periods ended September 30, 2010, and 2009, included in the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010 incorporated by reference in the Registration Statement; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.
b.	With respect to the period from October 1, 2010 to October 31, 2010, we have:
(i)	read the unaudited consolidated financial data of the Company and subsidiaries for October of both 2010 and 2009 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to October 31, 2010 were available. The financial information for October of both 2010 and 2009 is incomplete in that it omits the statement of cash flows and other disclosures.

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.
The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
a. (i)	Any material modifications should be made to the unaudited condensed consolidated financial statements described In 4.a.(i), incorporated by reference in the Registration

2

Statement, for them to be in conformity with generally accepted accounting principles.
(ii)	The unaudited condensed consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.
b. (i)	At October 31, 2010 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or shareholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2010 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from October 1, 2010 to October 31, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except that the unaudited condensed consolidated balance sheet as of October 31, 2010, which we were furnished by the Company, showed a decrease from September 30, 2010 in consolidated net current assets (working capital) as follows (in thousands of dollars)

Balance Sheet	September 30, 2010	October 31, 2010	Change

Net current assets	$398,297	$393,973	$(4,324)
6.	As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to October 31, 2010 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2010 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at December 3, 2010 there was any change in the common stock or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2010 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus and prospectus supplement forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

3

A	Compared to or recomputed from a corresponding amount included in the Company’s audited consolidated financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect to rounding, if applicable.

B	Compared to or recomputed from a corresponding amount included in the Company’s unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect to rounding, if applicable.

C	Compared to or recomputed from corresponding amounts Included in the Company’s accounting records and found such amounts to be in agreement, after giving effect to rounding, if applicable.

D	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be In agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

E	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We also make no comment regarding the completeness or appropriateness of the Company’s determination of working capital.

F	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We also make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

G	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We also make no comment regarding the completeness or appropriateness of the Company’s calculation of Net Debt to Consolidated EBITDA, Consolidated EBITDA to Net Interest or its ratio of Earnings to Fixed Charges.

H	Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We also make no comment as to the appropriateness of the “portion of rent expense deemed to be interest”.
8.	Our audit of the condensed consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of

4

expressing an opinion on Individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or In part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Very Truly Yours,
PricewaterhouseCoopers LLP

5